Exhibit 3.7

OPERATING AGREEMENT

OF

GRIFFIN INDUSTRIES LLC

This Operating Agreement (this “Agreement”) of Griffin Industries LLC, a Kentucky limited liability company (the “Company”), is entered into as of May 2, 2011, by Darling International Inc., a Delaware corporation and the sole member of the Company (the “Member”), pursuant to and in accordance with the Kentucky Limited Liability Company Act (KRS Chapter 275), as amended from time to time (the “Act”).

1. Name. The name of the Company is Griffin Industries LLC.

2. Certificates. John F. Sterling has executed, delivered and filed the Articles of Organization of the Company with the Secretary of State of the Commonwealth of Kentucky, effecting the conversion of Griffin Industries, Inc., a Kentucky corporation (“Predecessor”), into the Company (the “Conversion”). Upon the execution of this Agreement, John F. Sterling’s powers in connection with the Conversion and the organization of the Company shall cease and the Member shall thereafter be designated as an authorized person to act on behalf of the Company, except as otherwise set forth expressly herein. The rights and obligations of the Member shall be as set forth in the Act except as the Company’s Articles of Organization or this Agreement expressly provide otherwise.

3. Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in all lawful activities for which limited liability companies may be formed under the Act.

4. Powers. The Company shall have the power to do any and all acts reasonably necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the purpose and business of the Company to the fullest extent permitted under the Act.

5. Principal Business Office. The principal place of business and office of the Company shall be located at, and the Company’s business shall be conducted from, such place or places as may hereafter be determined by the Member.

6. Registered Office. The address of the registered office of the Company in the Commonwealth of Kentucky is 306 W. Main Street, Suite 512, Frankfort, Kentucky 40601. The Company may change its registered office as may hereafter be determined by the Member.

7. Registered Agent. The name of the registered agent of the Company at the above address is CT Corporation System. The Company may change its registered agent as may hereafter be determined by the Member.

8. Name and Mailing Address of the Sole Member. The name and business or residence address of the Sole Member are as follows:

Name	Address
Darling International Inc.	251 O’Connor Ridge Blvd., Suite 300 Irving, Texas 75038

9. Term. The term of the Company commenced on the date of filing of the Articles of Organization of the Company in accordance with the Act and shall continue until dissolution of the Company in accordance with Section 25 of this Agreement.

10. Fiscal Year. The fiscal year of the Company shall be fixed by the Member.

11. Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and none of the Member, any Manager (as hereinafter defined) or any Officer (as hereinafter defined), employee or agent of the Company (including a person having more than one such capacity) shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of acting in such capacity.

12. Qualification as Foreign Entity; Operation under Assumed Name. The Company shall execute, deliver and file any other articles, certificates and/or other submissions (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business, or to operate under an assumed name in any jurisdiction, in any such case, as determined by the Board (as hereinafter defined).

13. Capital Contributions. The Member is deemed admitted as a Member of the Company upon its execution and delivery of this Agreement.

14. Additional Contributions. The Member is not required to make additional capital contributions to the Company.

15. Profits and Losses. The profits or losses incurred by the Company for each taxable year shall be determined on an annual basis. For each taxable year in which the Company realizes profits or losses, such profits or losses, respectively, shall be allocated to the Member.

16. Distributions. Distributions shall be made to the Member at such times and in such amounts as may be determined in the sole discretion of the Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to the Member on account of its interest in the Company if such distribution would violate the Act or other applicable law.

17. Management.

(a) The Member has established the Company initially as a “manager-managed” limited liability company and has agreed to appoint a board of managers (the “Board”) initially consisting of four (4) persons. The Member shall determine the number of Managers constituting the entire Board from time to time, and may increase or reduce the size of the Board in its discretion. Except as otherwise specifically provided herein or under applicable law, the Board shall have the authority to manage the Company and its business and affairs to the same extent and with the same authority as a board of directors of a corporation organized under the laws of the Commonwealth of Kentucky. Each of the persons appointed to the Board is referred to herein as a “Manager.” The Board will initially consist of those persons listed on Schedule A hereto. Each Manager shall serve in such role until his death, resignation or removal by the Member. The Member may remove any Manager at any time, with or without cause. The Member shall have the sole authority to appoint a Manager to the Board to fill any vacancy. Any Manager may resign at any time upon written notice to the Member and such resignation shall take effect upon receipt thereof by the Chief Executive Officer, President or Secretary of the Member. Such resignation shall take effect upon receipt thereof unless otherwise specified in the resignation.

(b) No individual Manager shall have the authority to act for or bind the Company without the consent of the entire Board. No Manager shall have the power, express or implied, to delegate to agents or any other person such Manager’s powers to manage the business or affairs of the Company.

(c) Meetings of the Board shall take place at such time or times as shall be established by a majority of the entire Board or the Member. Notice of the place, date and time of any such meeting shall be delivered to each Manager by mail, by courier service, electronically or telephonically not less than one day prior to such meeting. Whenever notice is required to be given by this Agreement or by law, a written waiver thereof, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. As used in this Agreement, the term “entire Board” shall mean the total number of Managers that the Company would have at such time if there were no vacancies. A majority of the entire Board shall constitute a quorum for the purposes of conducting business. In the absence of a quorum, any Manager or Managers then present shall have the ability to adjourn the meeting of the Board from time to time to another place, date and/or time; provided, that notice shall be provided of the place, date and/or time of such adjourned meeting to each Manager. The vote of a majority of the entire Board shall be the act of the Board.

(d) The Board may elect a Chairman of the Board. The Chairman, or any other person acting as chair of any meeting of the Board in his absence, shall appoint a secretary to record the minutes of the meeting. The secretary of such meeting shall keep written minutes of each meeting of the Board and shall record such minutes at such place or places within or outside the Commonwealth of Kentucky as the Board or the Member may determine from time to time.

(e) The Board may also take action without any meeting of the members of the Board by written consent of a majority of the entire Board setting forth the action to be approved.

18. Officers. The Board may, from time to time as it deems advisable, appoint officers of the Company (the “Officers”) and assign in writing titles (including, without limitation, Chief Executive Officer, President, Vice President, Secretary and Treasurer) to any such person. Unless the Board decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Kentucky Business Corporation Act, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any two or more offices may be held by the same person. Any appointment pursuant to this Section 18 may be revoked at any time, with or without cause, by a majority of the entire Board or the Member. Any Officer may resign at any time by giving written notice to the Company with a copy to the Member. Any such resignation shall take effect on the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. A vacancy in any office because of death, resignation, removal, disqualification or any other cause, shall be filled by the Board or the Member. Initially, the officers of the Predecessor to the Company shall be the Officers of the Company, having the same titles, duties and responsibilities.

19. Actions by the Board of Managers. Except as may be expressly limited by the provisions of this Agreement or law, a majority of the entire Board may delegate to any Manager or Officer authorization to execute, sign, seal and deliver in the name and on behalf of the Company any and all agreements, certificates, instruments or other documents requisite to carrying out the intentions and purposes of this Agreement and of the Company.

20. Member Action without a Meeting. Any action that may be taken at a Member meeting may be taken without a meeting if a consent in writing setting forth the action to be taken is signed by the Member.

21. Other Business. The Member may engage in or possess an interest in other business ventures (whether or not connected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

22. Exculpation and Indemnification.

(a) Neither the Member nor any of its respective shareholders, employees, agents, officers, directors, any of their respective affiliates, consultants, employees or agents, any Manager or any Officer (each, an “Indemnified Party”) shall be liable to the Company or any other person or entity who has an interest in the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Party in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnified Party by this Agreement, except that an Indemnified Party shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Party’s wanton or reckless misconduct, as construed under Section 275.170 of the Act, as it may be amended or superceded from time to time (“Section 275.170”). To the fullest extent permitted by applicable law, an Indemnified Party shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Indemnified Party by reason of any act or omission performed or omitted by such Indemnified Party in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Indemnified Party by this Agreement, except that no Indemnified Party shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Party by reason of wanton or reckless misconduct (as construed under Section 275.170) with respect to such acts or omissions; provided, however, that any indemnity under this Section 22 shall be provided out of and to the extent of Company assets only, and the Member shall have no personal liability on account thereof.

(b) Expenses incurred by an Officer or Manager in defending or in preparation for a civil, criminal, administrative or investigative action, suit or proceeding, arbitration, mediation or claim in respect thereof (collectively, “Actions”) shall be paid by the Company in advance of the final disposition of such Action upon receipt of an undertaking by or on behalf of the Manager or Officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company as authorized in this Section 22. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate. As used in this Section 22, “expenses” shall mean any direct out-of-pocket costs reasonably related to such Action, including, without limitation, attorneys’ fees, fees of consultants, advisors and expert witnesses, and related charges.

(c) The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Section 22 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement among or between the parties, available insurance policy or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

23. Transfers; Assignments. The Member may transfer, assign, pledge or hypothecate, in whole or in part, its limited liability company interest, as determined in its sole discretion.

24. Termination of Membership. The rights of the Member to share in the profits and losses of the Company, to receive distributions and to assign or transfer its interest in the Company pursuant to Section 24 shall, on its dissolution, termination, winding-up, bankruptcy, or other inability to act in such capacity, devolve on its legal representative for the purpose of settling its estate or administering its property.

25. Dissolution.

(a) The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following:

(i) the written consent of the Member;

(ii) the dissolution, termination, winding-up, bankruptcy, or other inability to act in such capacity, of the Member; and

(iii) the entry of a decree of judicial dissolution under Section 275.290 of the Act.

(b) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner).

26. Tax Matters. It is intended that the Company be treated as “disregarded as an entity separate from its owner” (within the meaning of Section 301.7701-3 of the U.S. Department of Treasury regulations promulgated under the Internal Revenue Code of 1986, as amended (the “Code”)) for U.S. federal income and all other applicable income tax purposes. The Member may on behalf of the Company make, but shall not be obligated to make, any tax election provided under the Code, or any provision of state, local or foreign tax law, and the Member shall not be liable for any consequences to any previously admitted or subsequently admitted Members resulting from its making or failing to make any such elections. All decisions and other matters concerning the computation of items of income, gain, loss, deduction and credit of the Company, and accounting procedures not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Member. The Member shall prepare all tax returns required to be prepared by or on behalf of the Company.

27. Membership Interests; Certificates. The Company will not issue any certificates to evidence ownership of the membership interests.

28. Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

29. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Member and, to the extent permitted by this Agreement, its successors, legal representatives and assigns.

30. Captions. Captions contained in this Agreement are inserted as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

31. Entire Agreement. This Agreement constitutes the entire agreement of the Member with respect to the subject matter hereof.

32. Governing Law. This Agreement shall be governed by, and construed exclusively under, the laws of the Commonwealth of Kentucky (without regard to conflict of laws principles thereof), and all rights and remedies shall be governed by such laws.

33. Amendments and Waiver. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member. In addition, the terms or conditions hereof may be waived only by a written instrument executed by the Member.

34. Books and Records. The books and records of the Company shall be kept at such place or places within or without the Commonwealth of Kentucky as the Member shall determine.

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date first above written.

MEMBER:

DARLING INTERNATIONAL INC.

By:	/s/ John F. Sterling
Name: John F. Sterling
Title: Executive Vice President, General Counsel and Secretary

SIGNATURE PAGE TO

OPERATING AGREEMENT OF

GRIFFIN INDUSTRIES LLC

Schedule A

Board of Managers

Martin W. Griffin

Robert A. Griffin

John O. Muse

Randall C. Stuewe